EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 29, 2005, in Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-122727) and the related Prospectus of Zone4Play Inc. for the registration of 2,788,198 shares of its common stock.


                                        /s/ Kost Forer, Gabbay & Kassierer
                                        ----------------------------------
                                        Kost, Forer, Gabbay & Kassierer
                                        A Member of Ernst & Young Global

Tel-Aviv, Israel
April 4, 2005